SEPARATION AGREEMENT AND FULL RELEASE OF ALL CLAIMS



EMPLOYEE:                           WILLIAM J. JONES

DATE OF HIRE:                       JANUARY 13, 2003

DATE OF TERMINATION:                AUGUST 5, 2005

COMPLETION DEADLINE:                SEPTEMBER 21, 2005


     THIS SEPARATION AGREEMENT AND FULL RELEASE OF ALL CLAIMS (hereinafter "the Agreement") is entered into by and among Interland, Inc. ("Employer" or "the Company"), and the employee identified above ("Employee").

                                   BACKGROUND

     Employee and the Company are terminating their employment relationship and desire to settle fully and finally all differences between them that may arise out of or relate to Employee's employment with the Company, the Employment Agreement between the parties dated January 13, 2003, the Confidentiality, Invention Assignment and Non-Competition Agreement between the parties dated January 13, 2003, and all other claims Employee has or may have through the Effective Date.

     NOW, THEREFORE, in consideration of this recital, the mutual agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree, promise and covenant as to each of the following:

     1. Capacity to Execute. Each of the parties represents and warrants that she/he or it is legally viable and competent to enter into this Agreement, is relying on independent judgment and the advice of legal counsel and has not been influenced, pressured or coerced to any extent whatsoever in making this Agreement by any representations or statements made by the Company and/or any person or persons representing the Company, and that the individuals executing this Agreement on her/his or its behalf are authorized to do so. Each of the parties further represents and warrants that she/he or it has not sold, assigned, transferred, conveyed or otherwise disposed of all or any part of the claims released hereunder, whether known or unknown.

     2. Specific Consideration Provided to Employee.

     (a) In exchange for the release provided hereunder and other good and valuable consideration, upon Employee's execution and delivery of this Agreement to Company on or before the Completion Deadline, Employee shall receive a single lump-sump payment of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) following the last day of her/his employment with the Company, less all legally required deductions and withholdings, which shall be paid in accordance with the Company's standard payroll practices and policies.

     (b) The severance obligations set forth in this Section are the total payment and severance obligations under this Agreement and the Employment Agreement between the parties dated January 13, 2003 ("Employment Agreement"),


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which represent  payments and  obligations  that Employee would not otherwise be entitled to receive from the Company. Accordingly, Employee understands and warrants that no further amount is or shall be due or claimed to be due from the Company and/or from any other person or entity released in Section 3 below with respect to any claim or claims released in Section 3 below, pursuant to the
Employment   Agreement  or  the   Confidentiality,   Invention   Assignment  and
Non-Competition Agreement between the parties dated January 13, 2003, including, but not limited to, any and all claims for attorneys' fees and the costs of litigation that she/he may have under any federal, state or local law, common law or in equity.

     (c) Employee agrees to be responsible for, and to pay in a timely manner, all federal, state and local taxes that may be due on all payments hereunder, and she/he further agrees to indemnify and hold harmless the Company from any and all costs and expenses that it may incur in the future if any federal, state, or local government agency or any other person or entity asserts that any withholding, taxes, or other amounts should have been paid by the Company in connection with this payment, and such indemnification shall include, but not be limited to, any taxes, interest, penalties, and reasonable attorneys' fees incurred by the Company in connection therewith.

     (d) Employee agrees that he shall fully cooperate with Employer in any and all investigations, inquiries or litigation whether in any judicial, administrative, or public, quasi-public or private forum, in which Employer is involved, whether or not Employee is a defendant in such investigations, inquiries, proceedings or litigation. Employee shall provide such truthful testimony, background information, and other support and cooperation as Employer may reasonably request.

     3. Full Release of all Claims by Employee. In consideration of the concessions provided for in Section 2 and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, Employee and her/his heirs, executors, administrators, agents, assigns, receivers, attorneys, servants, legal representatives, predecessors and successors in interest, regardless of form, trustees in bankruptcy or otherwise, wards, and any other representative or entity acting on her/his or their behalf, pursuant to, or by virtue of the rights of any of them, do hereby now and forever unconditionally release, discharge, acquit and hold harmless the Company and any parent, subsidiary or related companies, and any and all of their employees, agents, administrators, assigns, receivers, attorneys, servants, legal representatives, affiliates, insurers, predecessors and successors in interest, regardless of form, trustees in bankruptcy or otherwise,and any other representative or entity acting on its or their behalf, from any and all claims, rights, demands, actions, suits, damages, losses, expenses, liabilities, indebtedness, and causes of action, of whatever kind or nature that existed from the beginning of time through the Effective Date, regardless of whether known or unknown, and regardless of whether asserted by Employee to date, including, but not limited to, all claims for or relating to assault, battery, negligence, negligent hiring, negligent retention, negligent supervision, negligent training, negligent or intentional infliction of emotional distress, false imprisonment, defamation (whether libel or slander), personal injury, bodily injury, bad faith, pain and suffering, medical expenses, wage and hour, lost


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income and earnings (including,  but not limited to, back pay, front pay and any other form of present or future income, benefits and/or earnings), equitable reinstatement, breach of any express or implied contract, breach of the covenant of good faith and fair dealing, workers' compensation, wrongful termination, wrongful demotion, wrongful failure to promote, wrongful deprivation of a career
opportunity,   discrimination   (including  disparate  treatment  and  disparate
impact), hostile work environment, quid pro quo sexual harassment, retaliation, any request to submit to a drug or polygraph test, and/or whistleblowing, whether said claim(s) are brought pursuant to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. ss. 1981, the Employee Retirement Income Security Act, the Equal Pay Act, the Pregnancy Discrimination Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act or any other constitutional, federal, regulatory, state or local law, or under the common law or in equity. Employee further understands and warrants that this Agreement shall operate as a fully binding and complete resolution of all claims as to the parties to this Agreement and all parties represented by or claiming through such parties, and that she/he shall not be able to seek any monies for any claim, whether known or unknown, against any of the persons or entities released hereunder other than as provided in Section 2.

     4. Covenant Not-to-Sue. Employee covenants and agrees not to file or initiate a lawsuit against the Company in regard to any claims, demands, causes of action, suits, damages, losses and expenses, arising from acts or omissions of the Company made by or before the Effective Date, and Employee will ask no other person or entity to initiate such a lawsuit on her/his behalf. If Employee breaches this covenant and agreement, Employee must immediately repay and refund to the Company all payments she/he received pursuant to Section 2, and Employee shall also indemnify and hold harmless the Company, any related companies, and any of their officers, owners, directors, employees and agents from any and all costs incurred by any and all of them, including their reasonable attorneys' fees, in defending against any such lawsuit.

     5. No Proceedings Initiated. Employee represents and warrants that neither she/he nor anyone acting on her/his behalf has filed or initiated any charge or claim against the Company in any administrative or judicial proceeding.

     6. Return of Company Property. Employee further promises, represents and warrants that she/he has returned or will return to the Company, upon the execution of this Agreement: (a) all property of the Company, including, but not limited to, any and all files, records, credit cards, keys, identification cards/badges, computer access codes, computer programs, instruction manuals, equipment (including computers) and business plans; (b) any other property which Employee prepared or helped to prepare in connection with Employee's employment with the Company; and (c) all documents, including logs or diaries, all tangible materials, including audio and video tapes, all intangible materials (including computer files), and any and all copies or duplicates of any such tangible or intangible materials, including any duplicates, copies, or transcriptions made of audio or video tapes, whether in handwriting or typewritten, that are in the possession, custody or control of Employee or her/his attorneys, agents, family


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members, or other  representatives,  which are alleged to support in any way any of the claims  Employee has released  under this  Agreement,  including  but not
limited  to,  all  audio  and  videotapes   involving  any  officer,   director,
shareholder, executive, manager, employee, agent, representative or attorney of the Company.

     7. No Voluntary Assistance. Employee hereby covenants and agrees that she/he will not voluntarily assist, support, or cooperate with, directly or indirectly, any entity or person alleging or pursuing any claim, administrative charge, or cause of action against the Company, including without limitation by providing testimony or other information, audio or video recordings, or documents, except under compulsion of law. If compelled to testify, nothing contained herein shall in any way inhibit or interfere with Employee providing completely truthful testimony. Nor shall anything herein prevent Employee's full cooperation with any investigation or other proceeding by the EEOC or any other federal, state or local governmental agency.

     8. Attorneys' Fees and Costs. The parties to this Agreement, individually and collectively, shall be responsible for their own attorneys' fees and costs, and for extinguishing any attorneys' liens filed by their counsel of record. Employee understands and agrees that the payments contemplated in Section 2 include and encompass any and all claims with respect to attorneys' fees, costs, and expenses for and by any and all attorneys who have represented her/him, with whom she/he has consulted or who have done anything in connection with the subject matter of this Agreement or any of the claims being released hereunder.

     9. No Admission of Liability. The parties agree and acknowledge that this Agreement is a full and complete compromise of the matters released herein between the parties hereto; that neither the releases nor the negotiations for this Agreement and the settlement embodied herein, including all statements or communications made to date, shall be considered admissions by them.

     10. Confidentiality Agreement.

     (a) Subject to the limited exceptions set forth in Sections 10(b) and 10(c) below, the parties to this Agreement, individually and collectively, agree that all of the terms, conditions, and provisions of this Agreement, including the amount of consideration paid by the Company are to remain strictly and absolutely confidential. The parties, individually and collectively, therefore specifically agree not to disclose any such terms, conditions, provisions, allegations or information to any third party or entity for any purpose other than as provided in Sections 10(b) and 10(c).

     (b) If a subpoena is served upon Employee requiring the disclosure of any such confidential information protected by Section 10(a), Employee agrees to notify the Company as provided in Section 22, immediately upon service of the subpoena and before responding to the subpoena.

     (c) The parties, individually or collectively, may disclose information protected by Section 10(a) to the following persons and under the following circumstances. Both parties may disclose information protected by Section10(a) to their accountants, financial advisors, tax advisors and attorneys, and the Internal Revenue Service. The Company also may disclose the information


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protected by Section10(a)  to its management  employees and members of its Board of Directors, to any governmental regulatory agency or in any required filings with any regulatory agency, or as required under any state or federal law. In the event of any such disclosure to any accountant, financial advisor, tax advisor, or attorney, however, the party who discloses such information shall make such persons aware of the confidentiality provisions of this Agreement and shall enter into a confidentiality agreement with that person to ensure that information relating to this settlement remain confidential, and shall direct such persons to respond to any inquiries regarding the disposition of the dispute as provided in Section 10(a).

     (d) Employee understands and warrants that this confidentiality provision is a material term of this Agreement and that the damages flowing from any breach of this confidentiality provision will be difficult or impossible to accurately estimate or ascertain. Therefore, and in express consideration of the monies paid by or on behalf of the Company, Employee understands and warrants that, if she/he and/or any of her/his agents breaches this confidentiality provision, she/he shall be required to immediatelyforfeit all proceeds received by her/him from the monies tendered pursuant to Section 2 above other than those proceeds allocated to pay: (1) attorneys' fees; or (2) taxes on the monies tendered pursuant to Section 2. Employee further understands and warrants that these liquidated damages are a reasonable attempt to value the damages sustained by the Company from any breach of this confidentiality provision, and are not a penalty of any kind.

     (e) Any funds forfeited by Employee under Section 10(d) shall be tendered to the Company pursuant to Section 22.

     (f) The Company understands and warrants that it shall not be entitled to any other monetary damages flowing from a breach of this confidentiality provision by Employee and/or any of her/his agents other than as provided in
Section 10(d). The Company may, however, seek appropriate injunctive relief to prevent any breach or anticipated breach of this confidentiality provision by Employee and/or any of her/his agents.

     11. Enforcement of this Agreement.

     (a) Subject to Sections 10(d) and 10(f), in the event of a default or breach of this Agreement, each party is free to pursue whatever legal or equitable remedies that may be available to her/him or it to seek judicial enforcement of this Agreement, whether by injunction, specific performance, an action for damages or otherwise.

     (b) Notwithstanding Section 8 above, the parties expressly acknowledge that any and all attorneys' fees and expenses incurred in any proceeding brought to enforce this Agreement as a result of a breach thereof shall constitute part of the damages recoverable for any such breach. Therefore, the prevailing party in any action to enforce this Agreement, in addition to any other relief granted, shall be entitled to recoverits reasonable costs, including, without limitation, attorneys' fees, expenses and costs.

     12. OWBPA Rights.


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     (a) Employee is advised to seek legal  counsel  regarding the terms of this
Agreement. Employee acknowledges that he/she has either sought legal counsel or has consciously decided not to seek legal counsel, contrary to the Company's advice, regarding the terms and effect of this Agreement.

     (b) Employee acknowledges that this Agreement releases only those claims that exist as of the date of Employee's execution of this Agreement.

     (c) Employee acknowledges that he/she may take a period of 45 (forty-five) days from the date of receipt of this Agreement within which to consider and sign this Agreement.

     (d) Employee acknowledges that he/she will have seven (7) days from the date of signing this Agreement to revoke the Agreement in writing in its entirety ("Revocation Period"). Employee acknowledges that the Agreement will not become effective or enforceable until the Revocation Period has expired. In the event the Employee chooses to revoke this Agreement, within the Revocation Period, he or she will:

          1. Revoke the entire Agreement in a signed writing, delivered to the following person on or before the seventh (7th) day after he/she executed the Agreement:

                    Chris Nowlin
                    Interland Human Resources
                    303 Peachtree Center Ave., Suite 500
                    Atlanta, GA 30303

          2. Forfeit all severance and payment rights of the Company that are contemplated by this Agreement; and

          3. Return the full amount of consideration received, if any, to the Company along with the signed writing.

     (e) Employee expressly acknowledges that the payments and the other consideration that he/she is receiving under this Agreement constitute material consideration for his/her execution of this Agreement, and represent valuable consideration to which he/she would not otherwise be entitled.

     13. Continuation of Existing Covenants. Employee understands and agrees that she/he will remain obligated to comply with all covenants, representations and/or warranties contained in any contracts presently in force between the Company and Employee including the Employment Agreement between the parties dated January 13, 2003, the Confidentiality, Invention Assignment and Non-Competition Agreement between the parties dated January 13, 2003,.

     14. Jurisdiction. The laws of the State of Georgia shall govern this Agreement, unless pre-empted by any applicable federal law controlling the review of this Agreement.


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     15. Advice of Attorneys. The parties acknowledge that they have fully read, understood and unconditionally accepted this Agreement after consulting with their attorneys or having the opportunity to consult with an attorney, and acknowledge that this Agreement is mutual and binding upon all parties hereto regardless of the extent of damages allegedly suffered by any of the parties hereto.

     16. Counterparts. This Agreement may be signed in counterpart originals with the same force and effect as if signed in a single original document.

     17. Cooperation of the Parties. The parties to this Agreement agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement and the settlement embodied herein. Employee further agrees to fully cooperate with the Company in any and all investigations, inquiries or litigation whether in any judicial, administrative, or public, quasi-public or private forum, in which the Company is involved, whether or not Employee is a defendant in such investigations, inquiries, proceedings or litigation. Employee shall provide truthful and accurate testimony, background information, and other support and cooperation as the Company may reasonably request.

     18. Modification in Writing Only. Neither this Agreement nor any provision of this Agreement may be modified or waived in any way except by an agreement in writing signed by each of the parties hereto consenting to such modification or waiver.

     19 Construction of this Agreement. The parties agree that they each have participated in the drafting of this Agreement, and that, as a result, this Agreement shall not be construed in favor of or against any party hereto.

     20. No False Statements or Misrepresentation. Employee hereby warrants and represents that she/he has not made any false statements or misrepresentations in connection with this Agreement.

     21. Headings and Captions. The headings and captions used in the Agreement are for convenience of reference only, and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provision of this Agreement.

     22. Miscellaneous.

     (a) This  Agreement  contains the entire  agreement of the parties,  and is intended and shall be construed as an integrated Agreement. Each party understands, acknowledges and hereby represents and warrants that this Agreement supersedes any and all prior or contemporaneous understandings, agreements, representations and/or promises, whether oral or written, which are not expressly set forth herein or expressly referred to in this Agreement, and no understanding, agreement, representation, warranty, promise or inducement has been made concerning the subject matter of this Agreement other than as set forth in this Agreement, and that each party enters into this Agreement without any reliance whatsoever upon any understanding, agreement, representation, warranty or promise not set forth herein. This Agreement shall be binding upon and inure to the benefit of the parties hereto, jointly and severally, and the past, present and future heirs, executors, administrators, agents, employees, servants, attorneys, affiliated persons and entities, predecessors and


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successors in interest and assigns,  regardless of form,  trustees in bankruptcy or otherwise, and any other representative or entity acting on behalf of, pursuant to, or by virtue of the rights of each.

     (b) Any notice required or permitted to be given by either party to the other party may be given by certified mail or overnight courier if to Employee to Employee's home address on file with the Company and if to the Company to the Company at the following address or to the Company's headquarters address (if it should cease to be at the following address):

     Interland, Inc.
     303 Peachtree Center Ave., Suite 500
     Atlanta, GA 30303
     Attn: Human Resources Department

     With a copy to:

     Interland,  Inc.
     303 Peachtree Center Ave., Suite 500
     Atlanta, GA 30303
     Attn: Legal Department



         IN WITNESS WHEREOF, the undersigned have executed this Agreement.



                                             EMPLOYEE:



                                             --------------------------
                                             William J. Jones
                                             Date:
                                             ---------------------------


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                                             INTERLAND, INC.



                                             ---------------------------

                                             By:
                                             Its:
                                             Date:
                                             ---------------------------



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